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                                                                    EXHIBIT 4.4


                            TECHNOLOGY SOLUTIONS COMPANY
                                    NONSTATUTORY
                          REPRICED STOCK OPTION AGREEMENT

          Technology Solutions Company, a Delaware corporation (the "Company"), hereby grants to the employee whose name appears below (the "Employee"), pursuant to the provisions of the Technology Solutions Company 1996 Stock Incentive Plan (the "Plan"), an option to purchase from the Company (the "Option") such number of shares of its Common Stock, $0.01 per share par value ("Stock"), as set forth below at the price per share set forth below but only upon and subject to the terms and conditions set forth herein and in Annex I hereto. All terms and conditions set forth in Annex I shall be deemed to be incorporated herein in their entirety. All capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings assigned to them in Annex I. In order to be eligible to receive the Option, Employee must have completed and executed the attached irrevocable Election Form and Signature Page and delivered it to the Company's Chicago office, Attention Human Resources Department (i) by facsimile actually received or (ii) by U.S. mail postmarked no later than September 18, 1998. The Option will be deemed granted and this Agreement will become binding upon the Company only upon delivery to Employee of the Election Form and Signature Page duly executed by both Employee and the Company. The "Option Date" is defined as September 4, 1998. The granting of the Option pursuant to this Agreement supersedes any previous grant of options identified on the attached irrevocable Election form and Signature Page with respect to which Employee has elected to participate in the 1998 Stock Option Repricing Plan, and all such previously granted options with respect to which Employee has so elected are hereby canceled.

          EMPLOYEE NAME:           ((NAME))
                              ---------------------

          NUMBER OF SHARES
            SUBJECT TO OPTION:     ((SHARES))
                              ---------------------

          EXERCISE PRICE
            PER SHARE:             $10.875
                              ---------------------

          EXERCISE PROVISIONS:

          (a) The Option shall become exercisable (i) on the first anniversary of the Option Date with respect to one-third of the number of shares subject to the Option on the Option Date, (ii) on the last day of each calendar month for 24 months thereafter, beginning the month following the first anniversary of the Option Date, with respect to an additional 1/36 of the number of shares subject to the Option on the Option Date and, (iii) as otherwise provided pursuant to paragraphs (b) through (h).

          (b) If, prior to the first anniversary of the Option Date, the Employee's employment by the Company terminates for any reason whatsoever (including, without limitation, involuntary termination by the Company) other than death or Disability, the

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Option shall terminate in its entirety upon the effective date of Employee's termination of employment.

          (c) If, on or after the first anniversary of the Option Date, the Employee's employment by the Company terminates for any reason whatsoever (including, without limitation, involuntary termination by the Company) other than death, Disability, or Retirement, the Option shall remain exercisable with respect to the number of shares subject to the Option that are exercisable upon the effective date of Employee's termination of employment and may thereafter be exercised for a period of 90 days from the effective date of Employee's termination of employment or until the Expiration Date, whichever period is shorter, after which the Option shall terminate in its entirety.

           (d) If the Employee's employment by the Company terminates by reason of the Employee's death, the Option shall become exercisable with respect to any or all of the shares subject to the Option on the Option Date and may thereafter be exercised for a period of one year from the date of Employee's death or until the Expiration Date, whichever period is shorter, after which the Option shall terminate in its entirety.

          (e) If the Employee's employment by the Company terminates by reason of the Employee's Disability, the Option shall become exercisable with respect to any or all of the shares subject to the Option on the Option Date and may thereafter be exercised for a period of 90 days from the effective date of Employee's termination of employment or until the Expiration Date, whichever period is shorter, after which the Option shall terminate in its entirety. For purposes of this Agreement, "Disability" shall mean the inability of an individual to fully perform the duties pertaining to his or her employment for a continuous period in excess of 360 days, as determined by the Board in its sole discretion.

          (f) If the Employee dies following the termination of Employee's employment by the Company, the Option shall be exercisable only to the extent that it is exercisable on the date of Employee's death and may thereafter be exercised only for that period of time for which the Option is exercisable immediately prior to Employee's death.

          (g) The Option shall become exercisable with respect to any or all of the shares subject to the Option on the Option Date upon the sale of substantially all of the business and assets of the Company if the Board shall approve, in its sole and absolute discretion, such acceleration of exercisability prior to the closing of such sale.

          (h) If Employee's employment by the Company terminates by reason of Employee's retirement after Employee has completed five years of service as an Employee of the Company and is at least 55 years of age, the Option shall remain exercisable with respect to the number of shares subject to the Option that are exercisable upon the effective date of Employee's retirement, until the Expiration Date or two years following the effective date of Employee's retirement, whichever comes first.

          GENERAL:

          This Agreement is subject to the provisions of the Plan, and shall be interpreted in accordance therewith. A copy of the Plan is available upon request upon contacting Paul Peterson at the Company's Chicago office. The Employee hereby acknowledges that he or she has read a copy of the Plan. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

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                                      ANNEX I
                                         TO
                          REPRICED STOCK OPTION AGREEMENT

          1. MEANING OF CERTAIN TERMS. As used herein, the following terms shall have the meanings set forth below. The "Board" shall mean the Company's Board of Directors or any committee authorized by the Board. The "Committee" shall mean the committee designated by the Board. References to this "Agreement," the "Option" and "herein" shall be deemed to include the Stock Option Agreement and this Annex I to Stock Option Agreement taken as a whole. This Annex I and the Stock Option Agreement shall be deemed to be one and the same instrument. The "Code" shall mean the Internal Revenue Code of 1986, as amended. References herein to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law. References herein to employment by the Company shall include (a) employment by a corporation which is a "parent corporation" or a "subsidiary corporation" of the Company, as such terms are defined in subsections (e) and (f) of section 425 of the Code, and (b) employment by any corporation, or a "parent corporation" or "subsidiary corporation" of such corporation assuming the Option, or issuing a stock option in lieu thereof, in a transaction to which section 425(a) of the Code shall apply. The "1998 Stock Option Repricing Plan" shall mean the plan approved by the Committee on September 4, 1998.

          2.  TIME AND MANNER OF EXERCISE OF OPTION.

          2.1. TERM AND TERMINATION OF OPTION. The maximum term of the Option shall be the date which is 10 years after the Option Date (the "Expiration Date"). The Option shall terminate, to the extent not exercised or earlier terminated pursuant to the terms of this Agreement, on its Expiration Date. In no event may the Option be exercised, in whole or in part, after it terminates.

          2.2. EXERCISABILITY OF OPTION. The Option shall become exercisable on the date or dates as set forth in this Agreement.

          2.3. PROCEDURE FOR EXERCISE; PAYMENT OF PURCHASE PRICE. Subject to the limitations set forth in this Agreement, the Option may be exercised by delivery of written notice to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price for such number of shares. The purchase price shall be payable in cash, except that if the Board shall so authorize the purchase price may be paid in whole or in part
(i) by delivering to the Company shares of Stock (or shares of any other class of common stock of the Company) held by the Employee for a period in excess of six months, valued at their fair market value on the date of exercise, as determined by the Board in its sole discretion or (ii) by transferring to the Company such other consideration as the Board in its sole discretion may approve.

          3.  ADDITIONAL TERMS AND CONDITIONS OF OPTION.

          3.1. NONTRANSFERABILITY OF OPTION. Neither the Option nor any rights under this Agreement may be transferred by the Employee other than by will or the laws of descent and distribution. During the Employee's lifetime the Option is exercisable only by the Employee. Upon Employee's death, the Option may be exercised by Employee's successor in interest in accordance with the terms and conditions of this Agreement. Any other transfer or any attempted assignment, pledge or hypothecation, whether or not by operation of law, shall be void. The Option shall not be subject to execution, attachment or other process, and no person shall be entitled to exercise any rights of the Employee hereunder or possess any rights hereunder by virtue of any attempted execution, attachment or other process.

          3.2. INVESTMENT REPRESENTATION. The Employee hereby represents and covenants that (a) any share of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act") unless such purchase has been registered under the Securities Act or applicable state securities law; (b) any subsequent resale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Employee shall submit a written statement, in form satisfactory to counsel for the Company, to the effect that either representation (a) above is true and correct as of the date of purchase of any shares hereunder, or representation (b) above is true and correct as of the date of any resale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Employee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable. Unless covered by an effective registration statement filed with the U.S. Securities and Exchange
Commission, all certificates representing shares of Stock acquired pursuant to the exercise of the Option shall bear the following legend:

          The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or exemption therefrom under said Act.

          3.3. WITHHOLDING TAXES. As a condition precedent to any exercise of the Option, the Employee shall, upon request by the Company, pay to the Company in addition to the purchase price of the Stock, such amount of cash as the Company may be required, under all applicable federal, state or local laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Employee shall fail to advance such Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any such Required Tax Payments from the amount to be paid hereunder, whether in Stock or in cash, or from any other amount then or thereafter payable by the Company to the Employee.

          3.4. ADJUSTMENTS IN THE EVENT OF CAPITALIZATION CHANGES. Upon the occurrence of any of the following events during the term of the Option, the terms of this Agreement shall be adjusted as follows:

          (a) in case the number of outstanding shares of Stock (or any other class of common stock of the Company) shall be increased by stock split, stock dividend, recapitalization or other similar relevant change in the capitalization of the Company (which shall not include the sale by the Company of shares of any class of stock or securities convertible into such shares), the number of shares of Stock which may thereafter be purchased hereunder shall be proportionately increased and the purchase price per share shall be proportionately reduced; or

          (b) in case the number of outstanding shares of Stock (or any other class of common stock of the Company) shall be reduced by reverse stock split, combination of shares, recapitalization or other similar relevant change in the capitalization of the Company (which shall not include the purchase or retirement by the Company of shares of any class of stock or securities convertible into such shares), the number of shares of Stock which may thereafter be purchased hereunder shall be proportionately reduced and the purchase price per share shall be proportionately increased.

The decision of the Committee regarding the fact, the amount and the timing of any adjustment pursuant to this paragraph 3.4 shall be conclusive.

          3.5. COMPLIANCE WITH APPLICABLE LAW. The Option is subject to the condition that if the listing of the Stock covered by the Option on any securities exchange, or the registration or qualification of such Stock under any federal or state law, or the consent or approval of any regulatory body shall be required as a condition of, or in connection with, the granting of the Option or the purchase or delivery of Stock hereunder, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

          3.6. INDEMNIFICATION. The Employee hereby covenants and agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents from and against any loss, claim, damage and expense (including, without limitation, reasonable attorneys' fees) arising out of or based upon any breach or failure by Employee to comply with any representation, warranty, covenant or agreement made by the Employee herein or in any other document furnished by the Employee in connection with this transaction.

          3.7. DELIVERY OF CERTIFICATES. Upon the exercise of the Option in whole or in part, the Company shall deliver one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in paragraph 3.3.

          3.8. OPTION CONFERS NO RIGHTS AS SHAREHOLDER. The Employee shall not be entitled to any privileges of ownership with respect to shares of Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Employee shall not be considered a shareholder of the Company with respect to any such shares not so purchased and delivered.

          3.9. OPTION CONFERS NO RIGHTS TO CONTINUE EMPLOYMENT. In no event shall the granting of the Option or its acceptance by the Employee give or be deemed to give the Employee any right to continue in the employment of the Company.

          3.10. DECISIONS OF COMMITTEE. The Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

          3.11. COMPANY TO RESERVE SHARES. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.

          4.  MISCELLANEOUS PROVISIONS.

          4.1. DESIGNATION AS NONQUALIFIED STOCK OPTION. The Option is hereby designated as not constituting an "incentive stock option" within meaning of section 422A of the Code; this Agreement shall be interpreted and treated consistently with such designation.

          4.2. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Employee, acquire any rights under paragraph 3.1.

          4.3. NOTICES. All notices, requests or other communications provided for in this Agreement shall be made in writing either (1) by actual delivery to the party entitled thereto, or (2) by mailing in the U.S. mails to the last known address of the party entitled thereto, via certified or registered mail, return receipt requested. The notice shall be deemed to be received in case
(1) on the date of its actual receipt by the party entitled thereto, and in case
(2), on the date of its mailing.

          4.4 GOVERNING LAW. This Agreement shall be governed in accordance with the internal laws of the State of Illinois.

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                              TSC STOCK OPTION REPRICING

                          ELECTION FORM AND SIGNATURE PAGE

I, _____________________, by signing my name below hereby elect to participate in the TSC Stock Option Repricing Plan (the "Repricing Plan") with respect to those previously granted options identified below next to which I have placed my initials. I understand that this election and my signature that appears below constitute an irrevocable offer to participate in the Plan, and that upon acceptance by TSC, I will be bound by the terms of the Repriced Stock Option Agreement to which this Election Form and Signature Page will be attached.

(Please make any corrections if the name that appears above is not your legal name).

     Number of Shares         Exercise Price           Grant Date
     ----------------         --------------           ----------
/ /

/ /

/ /









     IN WITNESS WHEREOF, this Election Form and Signature Page has been executed by each of the parties hereto on the dates set forth below.


                                        TECHNOLOGY SOLUTIONS COMPANY

Print Name:________________________     By:________________________________

Signature:__________________________    Title:_______________________________

Date:______________________________     Date:_______________________________